Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2022

Second Quarter 2022 Highlights

●	Total revenues of $237.2 million, up 47.1% YoY
●	Operating income of $36.7 million, up 74.5% YoY; non-GAAP adjusted operating income of $40.0 million, up 90.4% YoY
●	Operating ratio of 84.5%, an improvement of 250 bps YoY; non-GAAP adjusted operating ratio of 80.3%, an improvement of 520 bps YoY
●	Diluted EPS of $1.08, up 61.2% YoY; non-GAAP adjusted diluted EPS of $1.30, up 106.3% YoY

Tontitown, Arkansas, July 28, 2022...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“we” or the “Company”) today reported consolidated net income of $24.2 million, or diluted earnings per share of $1.08 ($1.09 basic), for the quarter ended June 30, 2022. These results compare to consolidated net income of $15.3 million, or diluted and basic earnings per share of $0.67, for the quarter ended June 30, 2021. Net income and diluted earnings per share for the second quarter ended June 30, 2022, includes the negative impacts of both a loss estimate associated with a preliminary litigation settlement agreement and losses recognized but unrealized on our investments in marketable equity securities. Excluding the impact of these items, adjusted (non-GAAP) net income for the quarter ended June 30, 2022, was $29.3 million, or adjusted (non-GAAP) diluted earnings per share of $1.30.

Consolidated operating revenues increased 47.1% to $237.2 million for the second quarter of 2022 compared to $161.2 million for the second quarter of 2021.

Joe Vitiritto, President of the Company, commented, “There continued to be significant disruptions in the quarter from customer down time, supplier parts/labor challenges and the well-publicized changes to the overall trucking freight market. Even with those challenges, our people did a solid job of navigating through the quarter. We continue to demonstrate the resiliency of our model, while growing the business organically. We are also excited by our first acquisition in almost two decades. We are looking forward to working with the high-quality team at Met Express and watching that team exceed expectations. I am proud of our Driving Associates and how big of an impact they have had in shaping our continued success. Our team has been laser-focused on continually improving and growing, and that showed again in our second quarter results. In my almost two years at PAM, we have improved significantly while growing, and I know our Driving Associates and Office Associates are always pressing for us to continuously improve in all areas of our business.”

Recent Business Acquisition

On June 14, 2022, newly formed subsidiaries of the Company completed the acquisition of substantially all the assets of Metropolitan Trucking, Inc., and its related entities. These operating results beginning June 14, 2022 are included within the Company’s consolidated operating results. On the acquisition date, Metropolitan was a 320-truck dry van truckload carrier headquartered near New York City, New York, with the east coast serving as its primary operating territory. Metropolitan generated approximately $83.3 million in total revenue ($75.3 million excluding fuel surcharge), and $13.5 million in operating income for the previous twelve months ending March 31, 2022. The enterprise value at closing was approximately $77.4 million, valued on a cash-free, debt-free basis and subject to a customary working capital adjustment. The purchase price paid at closing included approximately $15.5 million in assumed liabilities and debt and $64.3 million paid using available cash balances.

Liquidity, Capitalization, and Cash Flow

As of June 30, 2022, we had an aggregate of $113.8 million of cash, marketable equity securities, and available liquidity under our line of credit and $261.6 million of stockholders’ equity. Outstanding debt was $249.3 million as of June 30, 2022, including the acquisition-related debt assumed.

During the first half of 2022, we generated $74.9 million in operating cash flow while net capital expenditures, excluding assets associated with the acquisition, resulted in a cash outflow of $15.5 million.

Equipment

Through the first half of 2022, we have only received 30% of our 2022 equipment order but anticipate that the remaining equipment deliveries will be made prior to the end of the year. Our fleet growth experienced during the first half of the year, combined with equipment delivery delays, has required us to keep some of our current equipment longer than originally expected. These factors have resulted in an increase in our average fleet age; however, due to the relatively new age of our equipment fleet and remaining unexpired warranty coverage for most of our equipment, we do not expect to incur significant additional maintenance costs related to delays. The average ages of our truck and trailer fleets were 2.1 years and 6.2 years, respectively, at the end of the second quarter of 2022, compared to 1.8 years and 5.5 years, respectively, at the end of 2021.

Non-GAAP Financial Measures

In addition to our results under United States generally accepted accounting principles (GAAP), this press release also includes non-GAAP financial measures termed adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share. The Company defines adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share as GAAP operating income, GAAP operating ratio, GAAP net income and GAAP diluted earnings per share, respectively, excluding certain significant items, such as certain litigation-related charges and unrealized gains and losses on marketable equity securities, and any tax impact associated with such items. Management believes that reporting adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share more clearly reflects the Company’s current operating results and provides investors with a better understanding of the Company’s overall financial performance. Management also believes that adjusted operating ratio is more representative of our operations when excluding the volatility of fuel prices, which we cannot control. In addition, the adjusted results, although not a financial measure under GAAP, may facilitate the ability to analyze the Company’s financial results in relation to those of its competitors and to the Company’s prior financial performance by excluding items which otherwise would distort the comparison. However, because not all companies use identical calculations, the Company's presentation of adjusted results may not be comparable to similarly titled measures of other companies. Adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, operating income, operating ratio, net income and diluted earnings per share, respectively, as defined under GAAP.

Pursuant to the requirements of Regulation G, we have provided a tabular reconciliation of GAAP operating income to adjusted operating income and adjusted operating ratio, GAAP net income to adjusted net income and GAAP diluted earnings per share to adjusted diluted earnings per share in this press release.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, or the benefits of the business combination transaction involving the Company and Metropolitan Trucking, Inc. and its related entities (“Metro”), and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, ongoing and potential future economic, business and operational disruptions and uncertainties due to the COVID-19 pandemic or other public health crises; excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; the risk that the benefits from the business combination transaction involving the Company and Metro may not be fully realized or may take longer to realize than expected, including as a result of any of the factors described in this paragraph; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$202,739	$145,175	$398,828	$280,316
Fuel surcharge	34,429	16,088	57,788	29,806
Operating Revenue	237,168	161,263	456,616	310,122

Operating expenses and costs:
Salaries, wages and benefits	42,947	33,841	82,222	67,237
Operating supplies and expenses	43,454	25,107	75,101	48,663
Rent and purchased transportation	88,643	61,676	180,020	119,689
Depreciation	15,481	14,334	30,358	28,686
Insurance and claims	7,269	3,116	14,132	6,363
Other	3,905	2,772	8,117	5,498
Gain on disposition of equipment	(1,214)	(602)	(1,361)	(686)
Total operating expenses and costs	200,485	140,244	388,589	275,450

Operating income	36,683	21,019	68,027	34,672

Non-operating (expense) income	(2,872)	2,117	(943)	6,816
Interest expense	(1,998)	(2,193)	(3,665)	(4,472)

Income before income taxes	31,813	20,943	63,419	37,016
Income tax expense	7,631	5,626	15,295	9,750

Net income	$24,182	$15,317	$48,124	$27,266

Diluted earnings per share	$1.08	$0.67	$2.14	$1.19

Average shares outstanding – Diluted	22,445	23,020	22,474	23,012

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Truckload Operations
Total miles (in thousands)	49,652	46,464	94,908	93,530
Operating ratio (1)	79.8%	84.02%	80.6%	86.93%
Empty miles factor	8.94%	8.46%	9.05%	8.27%
Revenue per total mile, before fuel surcharge	$2.72	$2.11	$2.74	$2.01
Total loads	94,870	89,840	186,425	179,937
Revenue per truck per work day	$948	$776	$947	$743
Revenue per truck per week	$4,738	$3,882	$4,735	$3,715
Average company-driver trucks	1,847	1,602	1,761	1,628
Average owner operator trucks	381	371	385	369

Logistics Operations
Total revenue (in thousands)	$68,041	$47,135	$139,152	$91,918
Operating ratio	86.2%	88.65%	87.4%	89.06%

P.A.M. Transportation Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
	2022	2021
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$16,564	$18,509
Trade accounts receivable, net	155,946	121,854
Other receivables	6,172	7,092
Inventories	2,376	1,456
Prepaid expenses and deposits	9,603	10,962
Marketable equity securities	37,585	39,424
Income taxes refundable	812	277
Total current assets	229,058	199,574

Property and equipment	674,342	585,303
Less: accumulated depreciation	225,016	201,124
Total property and equipment, net	449,326	384,179

Other non-current assets	4,751	3,628
Total Assets	$683,135	$587,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,201	$43,381
Accrued expenses and other liabilities	23,758	14,114
Income taxes payable	774	4,364
Current portion of long-term debt	52,485	49,544
Total current liabilities	128,218	111,403

Long-term debt, net of current portion	196,787	172,733
Deferred income taxes	96,279	86,715
Other long-term liabilities	265	420
Total liabilities	421,549	371,271

STOCKHOLDERS’ EQUITY
Common stock	223	234
Additional paid-in capital	40,424	84,472
Treasury stock, at cost	-	(169,946)
Retained earnings	220,939	301,350
Total stockholders’ equity	261,586	216,110
Total liabilities and stockholders’ equity	$683,135	$587,381

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Adjusted Operating Income and Adjusted Operating Ratio

	Quarter ended June 30,		Six Months ended June 30,
	2022	2021	2022	2021
	(Dollars in thousands)		(Dollars in thousands)
GAAP Presentation
Total operating revenue	$237,168	$161,263	$456,616	$310,122
Total operating expenses	(200,485)	(140,244)	(388,589)	(275,450)
Operating income	$36,683	$21,019	$68,027	$34,672
Operating ratio	84.5%	87.0%	85.1%	88.8%

Non-GAAP Presentation
Total operating revenue	$237,168	$161,263	$456,616	$310,122
Fuel surcharge	(34,429)	(16,088)	(57,788)	(29,806)
Revenue, excluding fuel surcharge	202,739	145,175	398,828	280,316

Total operating expenses	200,485	140,244	388,589	275,450
Less: fuel surcharge	(34,429)	(16,088)	(57,788)	(29,806)
Less: specific legal reserves increase	(3,345)	-	(6,680)	-
Adjusted operating expenses	162,711	124,156	324,121	245,644
Adjusted Operating income	$40,028	$21,019	$74,707	$34,672
Adjusted Operating ratio	80.3%	85.5%	81.3%	87.6%

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Reconciliation of Net Income to Adjusted Net Income

	Quarter ended June 30,		Six Months ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)

Net income (GAAP)	$24,182	$15,317	$48,124	$27,266

Adjustments:
Specific legal reserves increase	3,345	-	6,680	-
Unrealized loss (gain) recognized on marketable equity securities	3,349	(1,290)	1,952	(4,955)

Tax (benefit) expense of adjustments (2)	(1,606)	346	(2,082)	1,305

Adjusted Net income (non-GAAP)	$29,270	$14,373	$54,674	$23,616

P.A.M. Transportation Services, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited)

Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

	Quarter ended June 30,		Six Months ended June 30,
	2022	2021	2022	2021

Diluted earnings per share (GAAP)	$1.08	$0.67	$2.14	$1.19

Adjustments:
Specific legal reserves increase	0.15	-	0.30	-
Unrealized loss (gain) recognized on marketable equity securities	0.15	(0.06)	0.09	(0.22)

Tax (benefit) expense of adjustments (2)	(0.08)	0.02	(0.09)	0.06

Adjusted Diluted earnings per share (non-GAAP)	$1.30	$0.63	$2.44	$1.03

_______________________________________

1)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

2)	The tax benefit is calculated using the effective tax rates for each respective period prior to any adjustments for non-GAAP amounts.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111